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Exhibit 99.1

        [LOGO]

Interactive Intelligence Reports Second Quarter Financial
Results; Record First Half Revenues

        INDIANAPOLIS, July 22—Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of software for IP telephony, contact center automation and unified communications, today reported revenues of $12.1 million for the second quarter ended June 30, 2003, and a record amount of revenue, $26.5 million, for the first half of the year. This compares with revenues of $12.1 million for the second quarter of 2002, and $24.1 million for the first half of 2002.

        Pro forma net loss for the second quarters of both 2003 and 2002 was $1.2 million, or a pro forma loss per share of $0.08 for each period. Pro forma net loss for the first half of 2003 was $462,000, or a $0.03 pro forma loss per share, compared to a pro forma net loss of $3.4 million for the first half of 2002, or a $0.22 pro forma loss per share. Pro forma results for all periods exclude restructuring expenses and exit costs related to relocating our worldwide headquarters.

        On a generally accepted accounting principles (GAAP) basis, net loss for the second quarter of 2003 was $3.9 million or a $0.25 loss per share, and the net loss for the first half of 2003 was $3.6 million or a $0.23 loss per share.

        Interactive Intelligence believes that these pro forma results are meaningful because they exclude certain expenses that the company believes are not indicative of the ongoing costs of operations. Consequently, Interactive Intelligence establishes internal performance targets and analyzes performance based primarily on such pro forma results.

        "I am pleased that we were able to deliver both record revenues and positive cash flow from operations for the first half of the year in a tough overall environment," said Dr. Donald E. Brown, president and chief executive officer of Interactive Intelligence. "These results reinforce our belief that, even in an uncertain economic environment, we can succeed by continuing to provide market-leading products which improve our customers' productivity and related business results."

        Contributing to the company's second quarter results were many new customer deals, including contracts signed with Unifica, United States Consumer Products Safety Commission, and United States Patent and Trademark Offices, as well as add-on business from AdvanceTel Direct, Hydro-Québec, Ohio State University-UNITS, Wintrust Financial and others.

        Interactive Intelligence expanded its distribution channel as well by adding a new reseller in South Africa, and five new resellers located throughout North America.

        The company also rolled out a version of its enterprise and contact center software, now pre-integrated with Microsoft Business Solutions CRM.

        In recognition of Interactive Intelligence's product strengths, Communications Solutions Magazine named Customer Interaction Center™ (CIC) its 2002 Product of the Year, and Network Computing Magazine honored the company's Communité™ software with its 2003 Well-Connected award. Communité also "aced" CT Labs' automated performance tests according to reviewers, following a hands-on evaluation of the product in May.

        Interactive Intelligence finished off the quarter with a listing in the leaders quadrant of industry analyst firm, Gartner, Inc.'s 2003 North America Contact Center Infrastructure Magic Quadrant report, published June 17.

        Interactive Intelligence is hosting a conference call to discuss second quarter and first half results today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's chief financial officer, Keith A. Midkiff. There will be a live question-answer session following opening remarks. The teleconference is expected to last approximately 45 minutes.

-More-

        To access the teleconference, please dial 1 800.680.1386 at least five minutes prior to the start of the call. Ask for the conference call by the following name, "Interactive Intelligence Second Quarter Earnings Call." The teleconference will also be broadcast live on the investor relations' page of the Interactive Intelligence Web site at http://www.ININ.com. An archive of the teleconference will be posted for playback following the call.

About Interactive Intelligence Inc.

        Interactive Intelligence Inc. (Nasdaq: ININ) is a global developer of software for IP telephony, contact center automation and unified communications. The company was founded in 1994 and has more than 1,000 customers worldwide. Recent awards include Software Magazine's 2002 Top 500 Global Software and Services Companies, and the Deloitte & Touche 2002 Technology Fast 500. Interactive Intelligence employs approximately 350 people and is headquartered in Indianapolis, IN. The company has more than 20 offices throughout North America, Europe and Asia. Its telephone number is +1 317.872.3000; on the Web: http://www.ININ.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry, volatility in the market price of the company's common stock; the company's ability to achieve profitability, to manage successfully its growth and increasingly complex third party relationships, to maintain successful relationships with its current and any new resellers, to maintain and improve its current products and to develop new products and to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q.

The non-GAAP financial measure (net loss excluding restructuring and other charges) presented in the text of this press release and accompanying supplementary financial information represents a financial measure used by the company's management to evaluate the quarterly operating performance of the company. The company's management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of our business because it excludes expenses (related to the restructuring of the company's European operations and relocation of its worldwide headquarters) that are not indicative of the ongoing costs of operations. Please see the attached statement of operations for reconciliation of our non-GAAP net loss number to our GAAP net loss number for the periods presented.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Copyright © 2003 Interactive Intelligence Incorporated. All rights reserved.

Contact(s):
Keith A. Midkiff
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8135
 keith.midkiff@inin.com

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$15,144	$15,244
Accounts receivable, net	7,104	9,047
Prepaid expenses and other current assets	1,643	2,243

Total current assets	23,891	26,534
Property and equipment, net	7,012	7,586
Other assets, net	1,067	1,046

Total assets	$31,970	$35,166

Liabilities and shareholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$5,568	$4,198
Deferred software revenues	9,288	12,102
Deferred services revenues	11,387	9,882

Total current liabilities	26,243	26,182
Total shareholders' equity	5,727	8,984

Total liabilities and shareholders' equity	$31,970	$35,166

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues:
Software	$5,772	$7,704	$14,393	$15,296
Services	6,335	4,416	12,098	8,777

Total revenues	12,107	12,120	26,491	24,073
Costs and expenses:
Costs of software	325	192	617	464
Costs of services	3,254	2,865	6,440	5,888
Sales and marketing	4,910	5,191	10,117	10,740
Research and development	3,472	3,712	6,967	7,618
General and administrative	1,356	1,381	2,812	2,878
Restructuring and other charges	2,690	682	3,138	682

Total costs and expenses	16,007	14,023	30,091	28,270

Operating loss	(3,900)	(1,903)	(3,600)	(4,197)
Interest income, net	43	104	96	233

Loss before income taxes	(3,857)	(1,799)	(3,504)	(3,964)
Income taxes	43	60	96	129

Net loss	$(3,900)	$(1,859)	$(3,600)	$(4,093)

Net loss per share:
Basic and diluted	$(0.25)	$(0.12)	$(0.23)	$(0.27)

Shares used to compute net loss per share:
Basic and diluted	15,600	15,398	15,582	15,368
Net Loss Without Restructuring and Other Charges
Net loss	$(3,900)	$(1,859)	$(3,600)	$(4,093)
Add back restructuring and other charges	2,690	682	3,138	682

Net loss without restructuring and other charges	$(1,210)	$(1,177)	$(462)	$(3,411)

Net loss per share without restructuring and other charges:
Basic and diluted	$(0.08)	$(0.08)	$(0.03)	$(0.22)

Shares used to compute net loss per share without restructuring and other charges:
Basic and diluted	15,600	15,398	15,582	15,368

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Interactive Intelligence Reports Second Quarter Financial Results; Record First Half Revenues